Exhibit 10.3

MANAGEMENT AND CONSULTING AGREEMENT

This Management and Consulting Services Agreement (the “Agreement”) dated November 26, 2012 is effective as of November 1, 2012, by and between Lapis Technologies Inc., a Delaware corporation of 70 Kinderkamack Road, Emerson, New Jersey 07630, the United States of America (hereinafter: “LAPIS”) and D.L. Capital Ltd, an Israeli corporation organized under the laws of the State of Israel of 16 Hacharoshet St., Or Yehuda, the State of Israel and/or any other entity under the control of David Lucatz (“DL CAPITAL”). (DL CAPITAL and LAPIS are hereinafter referred to collectively as the “Parties” and individually as a “Party”.)

WHEREAS                      DL CAPITAL has expertise in the areas of finance, business development, management and other matters relating to the business and operations of LAPIS; and

WHEREAS                      DL CAPITAL, being the controlling shareholder of LAPIS, proposed to LAPIS that, as part of efficiency and cost saving measures of LAPIS, certain limited affairs will be managed through management and consulting services to be provided to LAPIS by DL CAPITAL pursuant to this Agreement and subject to any applicable law; and

WHEREAS                      LAPIS desires to manage those certain affairs through management and consulting services to be provided by DL CAPITAL on the terms and conditions as set forth herein below; and

WHEREAS                      DL CAPITAL is interested in supplying LAPIS the aforesaid services, and has agreed to supply the defined Services to LAPIS on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, agreements, undertakings, representations and warranties herein contained, the Parties hereto agree as follows:

1.	Preamble and Headings

The preamble and exhibits to this Agreement and the statements of the Parties contained herein, constitute an inseparable part hereof. The headings in this Agreement are for purposes of reference only, are not a material part hereof and shall not be used in its interpretation.

2.	Engagement

LAPIS hereby engages DL CAPITAL to provide it with consulting, managerial and administrative services in relation to the affairs and day-to-day operations of LAPIS as set forth herein, which shall include, business development, marketing and general management, financing issues management, banks, credit and investment banking services (the “Services”), and DL CAPITAL agrees to provide such services, upon the terms and conditions set out herein.

3.	Services

3.1	DL CAPITAL shall provide LAPIS the Services during the term of this Agreement.

3.2
The Services will be performed by DL CAPITAL through persons, having reasonably appropriate experience and capabilities, to be designated by DL CAPITAL for such purpose as DL CAPITAL in its sole discretion will determine from time to time (the “Staff”). The employment or other engagement by DL CAPITAL of such Staff shall be on terms to be determined by DL CAPITAL at its sole discretion and shall further be at DL CAPITAL’s expense.

3.3	DL CAPITAL undertakes, and LAPIS agrees, that in performing the Services:

3.3.1	DL CAPITAL will act faithfully to and for the benefit of LAPIS. DL CAPITAL will be responsible that the Staff will act likewise.

3.3.2
DL CAPITAL will comply and act in accordance with, and will cause the Staff to comply and act in accordance with, all the resolutions of LAPIS’s Board of Directors and committees thereof adopted from time to time and, subject to the foregoing, in accordance with LAPIS' by-laws.

3.3.3	DL CAPITAL will have no obligation to provide to LAPIS any financing which may be required for any of LAPIS’ operations and activities.

4.	Access and Information

4.1
LAPIS shall provide DL CAPITAL with reasonable access to all information DL CAPITAL reasonably deems necessary to provide its Services hereunder, including without limitation, will make available to DL CAPITAL all the files, documents and records of LAPIS, in whatever form (including in any electronic or digital form).

4.2
LAPIS shall make available to DL CAPITAL all the office facilities (including office space, furniture, equipment and supply, information systems, communication systems, book-keeping and accounting software and control systems), which are and may be from time to time at LAPIS disposal. DL CAPITAL may use the same solely for the purpose of performing the Services.

4.3
Subject to applicable law, each Party hereto covenants and agrees to provide the other Party with, and to the disclosure to third parties of, all information regarding itself and transactions under this Agreement (including the Agreement itself) that the other Party reasonably believes are required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

5.	Consideration.

5.1
Monthly Fees. In consideration for the Services, LAPIS will pay DL CAPITAL a monthly fee in the amount of US$ 13,333 (thirteen thousand three hundred and thirty three US Dollars) per month (the “Monthly Fee”) and a pro rata portion thereof for part of a month. The Fee will be paid to DL CAPITAL by no later than at the end of each month for the same month. Value Added Tax and any similar service tax due from DL CAPITAL under applicable law in respect of any payment to be made by LAPIS to DL CAPITAL pursuant to this Agreement will be paid by LAPIS to DL CAPITAL in addition to and together with such payment.

5.2
Bonus. In consideration for the Services, LAPIS will pay DL CAPITAL (i) an annual bonus in the amount of 3% of the amount by which the annual EBITDA for such year exceeds the average annual EBITDA for 2011 and 2010 and (ii) a one-time bonus of 0.5% of the purchase price of any acquisition or capital raising transaction, excluding the public offering of common stock currently contemplated by us, completed by us during the term of the agreement.

5.3
Except as expressly otherwise stated herein, all expenditures arising from, relating to or required for the operations and activities of LAPIS (including activities performed by DL CAPITAL for LAPIS) will be borne by LAPIS at its expense.

5.4
In addition to the Monthly Fee payable to DL CAPITAL pursuant to Section 5.1 hereof and without derogating from the provisions of Section 5.3 above, LAPIS shall, reimburse DL CAPITAL for, its reasonable Out-of-Pocket Expenses. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the amounts actually paid by DL CAPITAL in connection with its performance of the Services, including, without limitation, reasonable (i) fees and disbursements of any independent auditors, outside legal counsel, consultants, investment bankers, financial advisors and other independent professionals and organizations, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, car expenses, per diem, telephone calls, cellular phone expenses, and/or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by DL CAPITAL to LAPIS of the statement in connection therewith.

6.	Liability

6.1
LAPIS agrees that neither DL CAPITAL nor its directors, officers, agents, employees and/or consultants, including any Staff members (each, a "DL CAPITAL Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to LAPIS, its subsidiaries and/or any other person or entity for or in connection with the Services rendered or to be rendered by any DL CAPITAL Indemnified Person pursuant to this Agreement, actions or inactions of any DL CAPITAL Indemnified Person in connection with any such Services. The foregoing limitation of liability shall not apply to damages which have resulted from the willful misconduct of a DL CAPITAL Indemnified Person in connection with any Services, actions or inactions.

6.2
Notwithstanding the provisions of Section 6.1, DL CAPITAL shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, damages for loss of goodwill, work stoppage,  lost or corrupted data, lost profits, lost business, lost opportunity or attorneys' fees) in any way due to, resulting from or arising in connection with any of the Services or the performance of or failure to perform DL CAPITAL's obligations under this Agreement. This disclaimer applies without limitation (i) to claims arising from the provision of the Services or any failure or delay in connection therewith; (ii) to claims for lost profits; (iii) regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise; and (iv) regardless of whether such damages are foreseeable or whether DL CAPITAL has been advised of the possibility of such damages.

6.3
DL CAPITAL shall have no liability to LAPIS, its subsidiaries or any other person or entity for failure to perform DL CAPITAL's obligations under this Agreement or otherwise, where (i) such failure to perform is not caused by the willful misconduct of DL CAPITAL and (ii) such failure to perform similarly affects DL CAPITAL and does not have a disproportionately adverse effect on LAPIS.

6.4
LAPIS agrees that it shall, in all circumstances, use commercially reasonable efforts to mitigate and otherwise minimize its damages, whether direct or indirect, due to, resulting from or arising in connection with any failure by DL CAPITAL to comply fully with its obligations under this Agreement.

6.5
Notwithstanding the foregoing provisions of this Section 6, in the event of a substantial and continuing failure on the part of DL CAPITAL to provide or procure any Services, where such failure is reasonably expected to have a material adverse effect on LAPIS, LAPIS shall be entitled to seek specific performance to cause DL CAPITAL to provide or procure such Services.

7.
Indemnification of LAPIS by DL CAPITAL. DL CAPITAL agrees to indemnify and hold harmless LAPIS from and against any damages, and shall reimburse LAPIS for all reasonable expenses (including reasonable attorneys' fees) as they are incurred in investigating, preparing, or defending any Action, arising out of the gross negligence or willful misconduct in connection with the Services rendered or to be rendered pursuant to this Agreement.

8.	Term.

8.1
This Agreement is conditional upon approval thereof by the corporate bodies of LAPIS and DL CAPITAL respectively, as required by applicable law, within 30 days following the date hereof. LAPIS shall use its best efforts to hold within 14 days following the date hereof a General Meeting of its shareholders that will be requested to approve this Agreement as required by applicable law.

8.2	Subject to section 8.1 above, this Agreement shall be in effect as of 1.11.2012 (the “Effective Date”), and shall remain in effect for 36 months thereafter.

8.3
Thereafter, this Agreement shall automatically renew for successive one (1) year terms unless either Party terminates the same, without giving any reason or incurring any liability thereby, by giving written notice of termination to the other Party at least ninety (90) days prior to any automatic renewal date.

8.4
Either Party may terminate this Agreement with immediate effect, and without thereby incurring any liability for damages or other compensation, by notice in writing to the other Party if the other Party fails to observe or perform any of its obligations under this Agreement and fails to correct such failure within ninety (90) days after written notice thereof.

9.
DL CAPITAL shall provide the Services as an independent contractor, and nothing in this Agreement shall create any employer-employee relationship between LAPIS and DL CAPITAL or any Staff person. Should any court, or other competent authority, deem LAPIS the employer of any Staff person, and consequently impose any liability (monetary or otherwise) upon LAPIS with respect to any Staff person, DL CAPITAL will indemnify LAPIS and hold LAPIS harmless with respect to any such liability (including any reasonable legal costs incurred in connection therewith), subject to the fulfillment of the following provisions: (1) LAPIS notifying DL CAPITAL promptly upon receipt of the demand and/or claim, (ii) LAPIS giving DL CAPITAL full and exclusive authority for the conduct of the defense and settlement of the claim and any subsequent appeal; (iii) LAPIS giving DL CAPITAL all information and assistance reasonably requested by DL CAPITAL in connection with the conduct of the defense and settlement of the claim and any subsequent appeal; (iv) a judgment by a court of competent jurisdiction or by an arbitrator against LAPIS, the execution of which was not stayed; and (v) DL CAPITAL will not be responsible for any costs or expenses incurred by LAPIS without DL CAPITAL 's prior written consent.

10.
DL CAPITAL shall keep confidential and will not use (other than for LAPIS’ purposes) all non-public information regarding LAPIS, its investments, its business and its subsidiaries, that will come to the DL CAPITAL’s knowledge as a result of performing the Services. Except as otherwise required by applicable law or any competent authority, DL CAPITAL will not disclose any such information to any third party but nevertheless may disclose the same to any third party which is bound to keep such information confidential. For the avoidance of doubt, this obligation of confidentiality shall remain in effect and survive the termination of this Agreement for any reason.

11.
Jurisdiction and Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without giving effect to its choice of law rules. Any action or proceeding arising out of or relating hereto shall be brought in the State of Israel. The Parties hereby agree to the exclusive jurisdiction of the courts of Tel-Aviv, Israel.

12.
Severability. If any provision of this Agreement shall be found invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

13.
Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by DL CAPITAL and LAPIS, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.
Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof.

15.
Notices and Addresses. The addresses of the Parties to this Agreement for the purpose of notices are as detailed in the preamble to this Agreement. The Parties are obligated to inform the other of any change in their address within 7 working days from the date of change.  Any notice given pursuant to this Agreement will be in writing and sent by e-mail, registered mail or delivered by hand.  Any notice sent by registered mail will be considered as reaching its destination within 10 working days from the date of sending it by the sending party from a post office and immediately if delivered by e-mail (return receipt requested) or by hand (postage prepaid, return receipt requested).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

/s/ David Lucatz		/s/ David Lucatz
Lapis Technologies Inc.		D.L. Capital Ltd.
By:	David Lucatz	By:	David Lucatz
Title:	President	Title:	CEO